IN THE UNITED STATES DISTRICT COURT
                         FOR THE NORTHERN DISTRICT OF ALABAMA
                                  SOUTHERN DIVISION

          BIG B, INC.,                  )
                                        )
                    Plaintiff,          )
                                        )
          vs.                           )         CIVIL ACTION NUMBER
                                        )
          RDS ACQUISITION, INC.,        )              96-C-2446-S
                                        )
                    Defendant.          )

                                ORDER OF DISMISSAL

                    For the failure of plaintiff to pursue this action, it is hereby DISMISSED, without prejudice.

                    Each party shall bear its own costs.

                    DONE this 18th day of October, 1996.

                                        /s/ U.W. Clemon

                                        UNITED STATES DISTRICT
                                        JUDGE U.W. CLEMON